Exhibit 99.1

FOR IMMEDIATE RELEASE

SCG Financial Acquisition Corp. To Commence Tender Offer to Purchase All Of

The Issued and Outstanding Public Shares Of Its Common Stock

CHICAGO, IL, February 11, 2013

SCG Financial Acquisition Corp. (the “Company”) (NasdaqCM: SCGQ), announced today that it will commence a tender offer to purchase all of the issued and outstanding shares of its common stock (the “SCG Common Shares”) issued as part of the units in its initial public offering (such SCG Common Shares, the “Public Shares”) at a price of $10.00 per Public Share.  The last reported trading price of the SCG Common Shares on the Nasdaq Capital Market on February 8, 2013 was $9.91 per SCG Common Share.  The Company’s offer is being made upon the terms and conditions set forth in the Offer to Purchase for Cash (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”, which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”) that are being distributed to the holders of the Public Shares to be filed with the Securities and Exchange Commission (the “SEC”) today.

The Offer is being made pursuant to the terms of a previously-announced Agreement and Plan of Merger, dated as of January 11, 2013 (as amended from time-to-time, the “Merger Agreement”), by and among the Company, SCG Financial Merger II Corp. (“Merger Sub”), Reach Media Group Holdings, Inc. (“RMG”), and Shareholder Representative Services LLC in its capacity as the stockholder representative therein (the “Stockholder Representative”).  Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into RMG (the “Merger”).  Upon consummation of the Merger, the separate existence of Merger Sub will thereupon cease, and RMG, as the surviving corporation in the Merger (the “Surviving Corporation”), will continue its existence under the laws of the State of Delaware as an indirect and wholly-owned subsidiary of the Company.

The Offer will expire at 5:00 p.m., Eastern Time, on March 11, 2013, unless extended by the Company (the expiration date, as may be extended, the “Expiration Date”), which may depend on the timing and process of the SEC review of the Offer, or if terminated by the Company.  Tenders of the Public Shares must be made prior to the Expiration Date and may be withdrawn at any time prior to the Expiration Date.  The Offer is subject to conditions and other terms set forth in the Offer to Purchase and other Offer materials that are being distributed to the holders of the Public Shares to be filed with the SEC today.

In particular, the Offer is conditioned on, among other things, the Company’s determination that the Merger, in its reasonable judgment immediately prior to the Expiration Date, is capable of being consummated contemporaneously with the Offer, but in no event later than three business days after the Expiration Date.

Under the terms of the Offer to Purchase, the Merger Agreement and the Company’s amended and restated certificate of incorporation, as amended (the “Company Charter”), the holders of the Public Shares will have the opportunity to tender their Public Shares for cash at a price of $10.00 per share, net to the seller in cash, without interest, upon and subject to the consummation of the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transaction”).

The Company’s board of directors (the “Board”), with only Gregory H. Sachs abstaining, has unanimously (i) approved the Company’s making of the Offer, (ii) adopted and approved the Merger Agreement and approved the Transaction and (iii) determined that the Merger is in the best interests of the stockholders of the Company (the “Stockholders”), and, if consummated, would constitute the Company’s initial business combination pursuant to the Company Charter.  If a Stockholder tenders its Public Shares in the Offer, such Stockholder will not be participating in the Transaction because such Stockholder will no longer hold such Public Shares.  The Company will be the public holding company for RMG upon the consummation of the Transaction.  Neither the Company, the Board, Morrow & Co., LLC, as information agent for the Offer (the “Information Agent”), nor Continental Stock Transfer & Trust Company, as depositary for the Offer (the “Depositary”), is making any recommendation to any Stockholder as to whether to tender or refrain from tendering such Stockholder’s Public Shares pursuant to the Offer.  The members of the Board may directly benefit from the Transaction and have interests in the Transaction that may be different from, or in addition to, the interests of the Stockholders.  Each Stockholder must make its own decision as to whether to tender such Stockholder’s Public Shares and, if so, how many Public Shares to tender.  In doing so, each Stockholder should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.  Each Stockholder should discuss whether to tender such Stockholder’s Public Shares with its broker, if any, or other financial advisor.

SCG Financial Holdings LLC, the Company’s sponsor (the “Sponsor”), which is beneficially owned by the Company’s officers, one of the Company’s directors, Donald R. Wilson, Jr., and certain employees of an affiliate of the Sponsor, and each of such equityholders of the Sponsor, has agreed not to tender any SCG Common Shares pursuant to the Offer.  In addition, the Company entered into an equity commitment letter agreement dated as of December 14, 2012 (as may be amended from time-to-time, the “Equity Commitment Letter”) with 2012 DOOH Investments LLC, a member of the Sponsor (“DOOH”).  On January 8, 2013, DOOH assigned its obligations and rights under the Equity Commitment Letter to an affiliate, DRW Commodities, LLC (“DRW”) pursuant to an Assignment and Assumption Agreement between the parties (the “Assignment Agreement”).  Pursuant to the Equity Commitment Letter and the Assignment Agreement, DRW purchased 2,354,450 SCG Common Shares in privately negotiated transactions at a price per SCG Common Share that did not exceed $10.02 per SCG Common Share (the “DRW Public Shares”) and was thereafter issued an additional 120,000 SCG Common Shares by the Company in consideration for such purchases (the “Additional DRW Shares”, and, together with the DRW Public Shares, the “DRW Shares”).  Pursuant to the Equity Commitment Letter, the Assignment Agreement and related agreements, DRW agreed not to tender the DRW Shares in the Offer and further waived its redemption rights in the event of the Company’s liquidation with respect to the Additional DRW Shares.

Morrow & Co., LLC is acting as the Information Agent and Continental Stock Transfer & Trust Company is acting as the Depositary. The Offer to Purchase, forms of Letter of Transmittal and related documents are being mailed to holders of Public Shares of record and will be made available for distribution to the beneficial owners of the Public Shares and the Company’s warrants and units.  Questions and requests for assistance should be directed to the Information Agent toll free at (800) 607-0088 (U.S. banks and brokerage firms, please call (203) 658-9400).

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell SCG Common Shares.  The solicitation of offers to buy SCG Common Shares will only be made pursuant to the Offer to Purchase, dated February 11, 2013 (as may be amended or supplemented), the related forms of Letter of Transmittal, and other related documents that the Company is sending to the Stockholders.  The Offer materials contain important information that should be read carefully before any decision is made with respect to the Offer.  Those materials are being distributed by the Company to the Stockholders at no expense to them.  In addition, all of those materials (and all other Offer documents filed with the SEC) will be available at no charge on the SEC’s website on the Internet at www.sec.gov, free of charge, and from the Information Agent.

About SCG Financial Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “business combination”), involving the Company and one or more businesses.

On April 18, 2011, the Company consummated its initial public offering (the “IPO”) of 8,000,000 units (the “Units”), each consisting of one SCG Common Share and one SCG Public Warrant, which is exercisable for an additional SCG Common Share (the “Warrants” or the “SCG Public Warrants”) at an exercise price of $11.50 per Warrant, and received proceeds of approximately $77,600,000, net of underwriting discounts and commissions and expenses of approximately $2,400,000, excluding deferred underwriting discounts and commissions placed in the trust account established for the benefit of the holders of Public Shares (the “Trust Account”) pending completion of a business combination. Simultaneously with the consummation of the IPO, the Company consummated the private sale of 4,000,000 Sponsor Warrants to the Company’s sponsor at a price of $0.75 per Warrant (the “Sponsor Warrants”) for an aggregate purchase price of $3,000,000. $77,000,000 in proceeds from the IPO and the proceeds of this private placement were placed in the Trust Account.

Risks of Uncertainties; Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “predict”, “potential” and “should”, as they relate to the Company are intended to identify these forward-looking statements.  All statements by the Company regarding its possible or assumed future results of its business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The Company’s future results may differ materially from those expressed in these forward-looking statements.  These risks, uncertainties and other important factors include, but are not limited to, the statements set forth under “Risk Factors” that are more fully discussed in the Offer to Purchase filed with the SEC in connection with the Transaction and the following: the risk that governmental and regulatory review of the tender offer documents may delay the Transaction or result in the inability of the Transaction to be consummated by April 12, 2013; costs of the Transaction; success in retaining or recruiting, or changes required in, RMG’s management and other key personnel following the Transaction; listing or de-listing of the SCG Common Shares from the Nasdaq Capital Market; the potential liquidity and trading of the Company’s securities; RMG’s history of incurring significant net losses and limited operating history; the competitive environment in the advertising market in which RMG operates; the risk that a condition to consummation of the Transaction may not be satisfied or waived; the risk that the anticipated benefits of the Transaction may not be fully realized or may take longer to realize than expected; the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized; the risk that the businesses of the Company and RMG will not be integrated successfully; changing legislation and regulatory environments; business development activities of RMG following the consummation of the Transaction, including RMG’s ability to contract with, and retain, customers and airline partners on attractive terms; the effect of actions by the U.S. Federal Reserve and the U.S. Treasury on the liquidity of the capital markets; the general volatility of the market price of the SCG Common Shares; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

These risks, as well as other risks associated with the Transaction, are more fully discussed in the Offer to Purchase filed with the SEC in connection with the Transaction. Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in release speak only as of the date of this release. Neither the Company nor RMG undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

Contacts:

Investor: Michelle Sibley; 312-784-3952; msibley@sachscapitalgroup.com

Media: TallGrass Public Relations; Shawn Roberts; 415-305-6456; shawn.roberts@tallgrasspr.com